EXHIBIT 2

COMMERZBANK

Zentraler Stab Group Compliance

Power of Attorney

Commerzbank Aktiengesellschaft, business address at Kaiserplatz, 60261 Frankfurt am Main, Germany, herewith grants Christian Southwick employed by Dresdner Kleinwort Securities LLC, business address at 1301 Avenue of the Americas, New York, NY 10019, United States of America, and Dan Bruk and Craig P. Sweetra employed by Dresdner Kleinwort Services LLC, 1301 Avenue of the Americas, New York, NY 10019, United States of America, power of attorney to make all relevant notifications on behalf of Commerzbank Aktiengesellschaft regarding shareholding disclosures which have to be made under the applicable laws of the United States of America.

COMMERZBANK

Aktiengesellschaft

/s/ Dietmar Stumpf	/s/ Christoph Joswig

Dietmar Stumpf	Christoph Joswig
Vice President	Assistent Vice President

COMMERZBANK Aktiengesellschaft – Sitz der Bank: Frankfurt am Main (HRB 32000)

Ust-idNr.: DE114 103 514

Vorsitzender des Aufsichtsrates: Klaus-Peter Mueller

Vorstand: Martin Blessing, Sprecher

Frank Annuscheit, Markus Beumer, Wolfgang Hartmann, Achim Kassow,

Michael Reuther, Stefan Schmittmann, Eric Strutz